Exhibit 10.1

The Allstate Corporation
Director Compensation

Allstate Proposed Compensation Package
(effective June 1, 2007)

			Annual
	Current (3)	Proposed (3)	Payment Date

Board Retainer: (1)	$40,000	$40,000	June 1

Committee Chair Retainer: (1)	$10,000	$15,000	June 1

Annual Restricted Stock Unit Grant: (2)	2,000 units	2,000 units	December 1

Stock Option Grant:	4,000 shares	4,000 shares	June 1

(1)      Option to elect cash or stock; cash can be deferred.

(2)      RSUs are settled in stock one year after termination of Board service or upon death or disability, if earlier.

(3)      Pro rata adjustments for interim elections.